 As filed with the Securities and Exchange Commission on September 21, 2001
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                Lands' End, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware                             36-2512786
        (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)

                                Lands' End Lane
                          Dodgeville, Wisconsin  53595
                                 (608) 935-9341
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Donald R. Hughes
               Senior Vice President and Chief Financial Officer
                                Lands' End, Inc.
                                Lands' End Lane
                          Dodgeville, Wisconsin  53595
                                 (608) 935-9341
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:

              Karl Dahlen                      Robert S. Osborne, P.C.
         Senior Legal Officer                      Kirkland & Ellis
            Lands' End, Inc.                   200 East Randolph Drive
            Lands' End Lane                    Chicago, Illinois  60601
       Dodgeville, Wisconsin 53595                   (312) 861-2368
            (608) 935-9341

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions, subject to the timing restrictions described herein.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                        Proposed Maximum         Proposed Maximum
  Title of Each Class of          Amount to be         Offering Price Per       Aggregate Offering             Amount of
Securities to be Registered      Registered (1)             Share (2)                Price (2)            Registration Fee (3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share                2,000,000 shares            $30.05                 $60,100,000                  $15,025
==============================================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the common stock on September 18, 2001, as reported on the New York Stock Exchange.

(3) The filing fee paid by the registrant in connection with the Registration Statement filed on March 10, 1997 (File No. 333-21695) in the amount of $17,083 is hereby applied by the registrant to the registration fee payable in connection with this Registration Statement, to the extent of the fee hereunder. Such former Registration Statement is being withdrawn and/or terminated by the registrant in connection with the filing of this Registration Statement and no sales of shares of Common Stock were made under such former Registration Statement.

                            -----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
----------

                                2,000,000 Shares

                               [LANDS' END LOGO]

                                  Common Stock
                               ($0.01 Par Value)

                           -------------------------

     This prospectus relates to 2,000,000 shares of common stock of Lands' End, Inc. which may be sold from time to time by the selling stockholders named herein, or their transferees, pledgees, donees or successors. We will not receive any proceeds from the sale of these shares. We have agreed to pay all reasonable fees and expenses incident to the filing of the registration statement, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock offered by this prospectus.

     These shares of common stock are being registered to permit the selling stockholders to sell these shares from time to time in the public market. The selling stockholders may sell this common stock through ordinary brokerage transactions on the New York Stock Exchange, Inc. or through any other means described in the section entitled "Plan of Distribution" beginning on page 3. Such sales may be consummated using Salomon Smith Barney Inc. or such other broker-dealer as may enter into arrangements with the selling stockholders. The selling stockholders have agreed to sell shares under this prospectus only during certain window periods. See "Plan of Distribution."

                           -------------------------

     Our common stock is listed on the New York Stock Exchange under the symbol "LE." The closing sale price of our common stock on the New York Stock Exchange, Inc. on September 20, 2001 was $30.00 per share.

                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           -------------------------

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus. The common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

              The date of this prospectus is September [_], 2001.

                STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Statements in this prospectus that are not historical, including without limitation statements regarding our plans, expectations, assumptions and estimations for fiscal 2002, gross profit margin and earnings, as well as anticipated sales trends and future development of our business strategy, are considered forward-looking and speak only as of the date of this prospectus. As such, these statements are subject to a number of risks and uncertainties. Future results may be materially different from those expressed or implied by these statements due to a number of factors. Currently, we believe that the principal factors that create uncertainty about our future results are the following:

     . customer response to our merchandise offerings, circulation changes and other initiatives;

     .  the mix of our sales between full price and liquidation merchandise;

     . overall consumer confidence and general economic conditions, both domestic and foreign;

     .  effects of weather on customer purchasing behavior;

     .  effects of shifting patterns of e-commerce versus catalog purchases;

     . costs associated with printing and mailing catalogs and fulfilling orders;

     .  dependence on consumer seasonal buying patterns;

     .  fluctuations in foreign currency exchange rates; and

     . changes that may have different effects on the various sectors in which we operate (for example, rather than individual consumers, the Corporate Sales Division, included in the specialty segment, sells to numerous corporations, and certain of these sales are for their corporate promotional activities).

Our future results could, of course, be affected by other factors as well. More information about these risks and uncertainties may be found in our most recent Form 10-K filing with the SEC.

     We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

                                  THE COMPANY

     Our company is a leading direct marketer of traditionally styled, casual clothing for men, women and children, accessories, domestics, shoes and soft luggage. We strive to provide products of high quality at prices representing honest value, enhanced by a commitment to excellence in customer service and an unconditional guarantee. We offer our products through multiple selling channels consisting of regular mailings of our monthly primary, prospecting and specialty catalogs as well as through the Internet, our international businesses and our outlet stores.

     Our principal executive offices are located at Lands' End Lane, Dodgeville, Wisconsin 53595 (telephone number 608-935-9341).

                              SELLING STOCKHOLDERS

     We are registering all 2,000,000 shares covered by this prospectus on behalf of the selling stockholders named in the table below and their respective pledgees, donees, transferees or other successors in interest. We are registering the shares in order to permit the selling stockholders to offer these shares for resale from time to time. The selling stockholders may sell all, some or none of the shares covered by this prospectus.

     Gary C. Comer, one of the selling stockholders, is the founder of our company and serves as the Chairman of the Board of Directors. Mr. Comer was the President of our company from 1963 until 1989, and served as Chief Executive Officer from 1963 until 1990. Mr. Comer is retired from active employment. Certain trusts established by Mr. Comer are the other selling stockholders named below. Richard C. Anderson, the Vice Chairman of the Board of Directors, serves as a co-trustee of each of Gary C. Comer Grantor Annuity Trust, Stephanie Comer Dynasty Trust Number 1, Stephanie Comer Dynasty Trust Number 2, Guy Comer Dynasty Trust Number 1 and Guy Comer Dynasty Trust Number 2, each of which are identified below as selling stockholders. Other than as set forth in this section, none of the selling stockholders had a material relationship with our company or its affiliates within the past three years other than as a result of owning shares of our common stock.

     The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder prior to the offering as of August 31, 2001, the number of shares being offered by each selling stockholder under this prospectus and the number and percentage of shares that will be beneficially owned by each selling stockholder, assuming the sale of all of the shares of common stock offered under this prospectus, after the completion of this offering.





                                                Number of                    Shares Owned After
                                              Shares Owned     Number of        Offering (a)
                                                Prior to      Shares Being  --------------------
            Selling Stockholder                 Offering        Offered        Number    Percent
--------------------------------------------  -------------  -------------  ----------  --------
Gary C. Comer                                    13,601,818        446,441  13,155,377     44.6%
Gary C. Comer Grantor Annuity Trust (b)             353,559        353,559           0        -
Stephanie Comer Dynasty Trust Number 1 (c)          500,000        500,000           0        -
Stephanie Comer Dynasty Trust Number 2 (c)          471,465        100,000     371,465      1.3%
Guy Comer Dynasty Trust Number 1 (c)                500,000        500,000           0        -
Guy Comer Dynasty Trust Number 2 (c)                506,467        100,000     406,467      1.4%
TOTAL                                            15,933,309      2,000,000  13,933,309     47.3%

-------------
(a) The number of shares owned by the selling stockholders after the offering is based on the assumption that all of the selling stockholders will sell all of the shares offered hereunder. The percentage of common stock beneficially owned is based on the 29,486,706 shares of common stock that were issued and outstanding on August 29, 2001.
(b) This trust was established by Gary C. Comer for the benefit of himself and his children.
(c) This trust was established by Gary C. Comer for the benefit of one or more of his children.

                                USE OF PROCEEDS

     The selling stockholders will receive all proceeds from the sale of common stock registered under this prospectus, less any brokerage fees, commissions or discounts associated with the sales of common stock.


                              PLAN OF DISTRIBUTION

     We are registering 2,000,000 shares of common stock under this prospectus on behalf of the selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest. This prospectus covers the resale of the common stock from time to time as indicated in this prospectus. We have agreed to pay all reasonable fees and expenses incident to the filing of the registration statement, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from this offering.

     The selling stockholders may sell the shares of common stock described in this prospectus directly or through underwriters, broker-dealers (including Salomon Smith Barney Inc.) or agents. The selling stockholders may also transfer, devise or gift these shares by other means not described in this prospectus. As a result, pledgees, donees, transferees or other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of the common stock covered by this prospectus. In addition, if any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act of 1933, the selling stockholders may sell such shares under Rule 144 rather than pursuant to this prospectus.

     The selling stockholders may sell shares of common stock covered by this prospectus from time to time in one or more of the following transactions:

          . on the New York Stock Exchange or any other national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

          . in privately-negotiated transactions, including block sale transactions; or

          .  any combination of the above methods of sale.

     The sale price to the public may be:

          .  the market price prevailing at the time of sale;

          .  a price related to such prevailing market price;

          .  at negotiated prices; or

          . such other price as the selling stockholders determine from time to time.

     The selling stockholders shall have the sole and absolute discretion not to accept any purchase, offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell their shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer may be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

     The selling stockholders and any underwriters, broker-dealers (including Salomon Smith Barney Inc.) or agents that participate in the distribution of shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act of 1933. The Commission may deem any commissions received by any underwriter, broker-dealer or agent and any profit on the resale of the securities sold by them while acting as principals to be underwriting discounts or commissions under the Securities Act of 1933. We have agreed to indemnify Salomon Smith Barney Inc. against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that Salomon Smith Barney Inc. may be required to make with respect thereto. Because the selling stockholders may be deemed to be "underwriters," the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases and sales of any shares of common stock offered under this prospectus by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     Gary C. Comer and the trusts established by Mr. Comer that are named as selling stockholders in this prospectus have agreed to sell shares under this prospectus only during certain window periods as specified in our Statement of Corporate Policy Regarding Transactions in Securities, which Policy may be amended from time to time by our Board of Directors in its sole discretion. Such Policy currently defines these window periods to be the thirty business-day period commencing on (and including) the third business day after each of the following:

     . the date on which our summary sales and earnings statements for each fiscal year, and for each of the first and second fiscal quarters, are released; and

     . the date on which our summary sales and other information relating to the first 47 weeks of the fiscal year, or comparable eleven-month period, are released.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for our company and the selling stockholders by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois. The professional corporation of Robert S. Osborne, secretary of our company, is a partner in the law firm of Kirkland & Ellis.


                                    EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     Government Filings: We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file:

          . at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

          . at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

          .  at the Commission's web site at http://www.sec.gov.

Some locations may charge prescribed or modest fees for copies. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

     Stock Market: Our common stock is listed on the New York Stock Exchange, Inc. and similar information can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Registration Statement: We have filed a registration statement under the Securities Act of 1933 with the Commission with respect to the common stock offered under this prospectus. This prospectus is a part of the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and its exhibits. You should refer to the registration statement and its exhibits for further information about our company and the common stock offered under this prospectus.

     Information Incorporated By Reference: The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We have filed the following documents with the Commission and they are incorporated by reference into this prospectus:

          . our Annual Report on Form 10-K for the fiscal year ended January 26, 2001;

          . our Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2001;

          . our Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2001;

          .  our Current Report on Form 8-K dated August 10, 2001;

          .  our Current Report on Form 8-K dated May 17, 2001;

          .  our Current Report on Form 8-K dated May 16, 2001;

          .  our Current Report on Form 8-K dated May 15, 2001;

          .  our most recent Proxy Statement, filed on April 16, 2001;

          .  our Current Report on Form 8-K dated March 27, 2001; and

          . the description of our common stock contained in our registration statement on Form 8-A, filed on November 5, 1987, including any amendments or reports filed for the purpose of updating that description.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the sale of the shares offered hereby will be deemed to be incorporated by reference into this prospectus and to be made a part of it from the date of the filing of our reports and documents. You may request free copies of these filings by writing or telephoning us at the following address:

                               Investor Relations
                                Lands' End, Inc.
                                Lands' End Lane
                          Dodgeville, Wisconsin 53595
                           Telephone: (608) 935-4835

================================================================================

     No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by our company or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the common stock offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this prospectus or in the affairs of our company since the date hereof or since the dates as of which information is set forth herein.

                         -----------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Statement Regarding Forward-Looking Information.........................     1
The Company.............................................................     1
Selling Stockholders....................................................     2
Use of Proceeds.........................................................     3
Plan of Distribution....................................................     3
Legal Matters...........................................................     4
Experts.................................................................     4
Where you can find more information.....................................     5




                                2,000,000 Shares

                               [LANDS' END LOGO]

                                  Common Stock



                                   ----------
                                   PROSPECTUS
                                   ----------


                              September [_], 2001




================================================================================

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than brokerage fees and commissions), all of which are being paid by the Company.

Securities and Exchange Commission Registration Fee      $15,025
Legal Fees and Expenses..............................     15,000
Miscellaneous Expenses...............................      5,000
                                                         -------
     Total...........................................    $35,025
                                                         =======

     All of the above, other than the SEC Registration fee, are estimated.
The filing fee paid by the registrant in connection with the Registration Statement filed on March 10, 1997 (File No. 333-21695) in the amount of $17,083 is hereby applied by the registrant to the registration fee payable in connection with this Registration Statement, to the extent of the fee hereunder. Such former Registration Statement is being withdrawn and/or terminated by the registrant in connection with the filing of this Registration Statement and no sale of shares of Common Stock were made under such former Registration Statement.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, we have included in Article V of our Amended and Restated By-Laws a provision to indemnify its directors and officers to the fullest extent permitted by Section 145. The Company believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

     Our Certificate of Incorporation, as amended, pursuant to Section 102(b)(7) of the Corporation Law, eliminates the personal liability of our directors for breaches of fiduciary duty, except in certain circumstances.

     The Company has purchased a comprehensive directors' and officers' liability insurance policy.

Item 16.  Exhibits.

     See Index to Exhibits.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Lands' End certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Dodgeville, State of Wisconsin, on the 20th day of September, 2001.

                                    LANDS' END, INC.


                                    By: /s/ Donald R. Hughes
                                        -------------------------------
                                    Name:   Donald R. Hughes
                                    Title:  Senior Vice President and
                                              Chief Financial Officer


                                 *  *  *  *  *

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David F. Dyer, Donald R. Hughes and Karl Dahlen, severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 21, 2001:

           Signature                           Capacity
           ---------                           --------
  /s/ Gary C. Comer                Chairman of the Board and Director
---------------------------------
      Gary C. Comer

  /s/ Richard C. Anderson          Vice Chairman of the Board and
---------------------------------  Director
      Richard C. Anderson

  /s/ David F. Dyer                President, Chief Executive Officer
---------------------------------  and Director (principal executive
      David F. Dyer                officer)

  /s/ Cheryl A. Francis            Director
---------------------------------
      Cheryl A. Francis

           Signature                           Capacity
           ---------                           --------
  /s/ Donald R. Hughes               Senior Vice President and Chief
---------------------------------  Financial Officer (principal financial
      Donald R. Hughes             and accounting officer)

                                   Director
---------------------------------
      Richard C. Marcus

  /s/ Paul D. Schrage              Director
---------------------------------
      Paul D. Schrage

  /s/ Eliot Wadsworth, II          Director
---------------------------------
      Eliot Wadsworth, II

                               INDEX TO EXHIBITS

                                                                                               Sequentially
Exhibit                                                                                          Numbered
Number                                         Exhibit                                             Page
-------                                        -------                                             ----
    4.1  Certificate of Incorporation of Lands' End, as amended through October 3, 1986 (1)...
    4.2  Amendment to Certificate of Incorporation of Lands' End, dated August 10, 1987 (2)...
    4.3  Amendment to Certificate of Incorporation of Lands' End, dated May 19, 1994 (2)......
    4.4  Amended and Restated By-laws of Lands' End (2).......................................
    4.5  Form of certificate representing shares of Common Stock (2)..........................
    5.1  Opinion of Kirkland & Ellis..........................................................
   23.1  Consent of Kirkland & Ellis (included in Exhibit 5.1)................................
   23.2  Consent of Arthur Andersen LLP.......................................................
   24    Power of Attorney (3)................................................................

_______________

(1) Incorporated by reference to the respective exhibit to Lands' End's registration statement on Form S-1 (Reg. No. 33-08217).
(2) Previously filed as an exhibit to the Registration Statement on Form S-3 of the registrant (File No. 333-21695) filed on February 12, 1997 or Amendment No. 1 thereto filed on March 10, 1997.
(3)  Included on the signature page hereto.